UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release issued on January 17, 2012, MAP Pharmaceuticals, Inc. (the “Company”) announced that its Board of Directors had appointed W. James O’Shea as a member of the Company’s Board of Directors (the “Board”), effective as of January 13, 2012. Mr. O’Shea was elected for a term expiring at the Company’s 2014 annual stockholders’ meeting. The Company has not determined the committee or committees of the Board to which Mr. O’Shea is expected to be named.

From April to August 2007, Mr. O’Shea served as Vice Chairman at Sepracor Inc. From October 1999 to March 2007, Mr. O’Shea was President and Chief Operating Officer at Sepracor. Prior to Sepracor, Mr. O’Shea was Senior Vice President of Sales and Marketing and Medical Affairs for Zeneca Pharmaceuticals, a business unit of Astra Zeneca Plc. While at Zeneca, he also held several management positions of increasing responsibility in international sales and marketing in the U.S. and U.K. Mr. O’Shea is past Chairman of the National Pharmaceutical Council, and is also a board member of BTG plc, Zalicus Inc. and Trevi Therapeutics Inc. He is also on the product advisory board of Concert Pharmaceuticals, Inc. and Vertical Performance Partners. Mr. O’Shea is a graduate of Liverpool Lord Byron University, where he received an honors degree in applied physics from the Institute of Physics.

In connection with his appointment to the Board, Mr. O’Shea will receive compensation consistent with the Company’s current compensation policy for non-management directors (the “Policy”), including cash compensation in the amount of $35,000 per year. Consistent with the Policy, the Board also granted to Mr. O’Shea an option to purchase up to 20,000 shares of the Company’s common stock, at an exercise price per share equal to $13.79, the closing trading price of a share of the Company’s common stock on January 13, 2012, subject to the terms and conditions of a stock option agreement to be entered into between Mr. O’Shea and the Company (the “Option”). One quarter of the total number of shares subject to the Option will vest on January 13, 2013, with the remainder of the shares subject to the Option vesting and becoming exercisable at a rate of 1/48th of the total number of shares subject to the Option each month thereafter, such that the Option will be fully vested and exercisable on January 13, 2016, the fourth anniversary of Mr. O’Shea’s appointment to the Board, provided that Mr. O’Shea provides continuous service to the Company through each such vesting period. The Company also intends to enter into its standard form of indemnification agreement with Mr. O’Shea.

The Company issued a press release dated January 17, 2012 announcing the foregoing, a copy of which press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of MAP Pharmaceuticals, Inc., dated January 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2012

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman
Name:	Charlene A. Friedman
Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JANUARY 17, 2012

Exhibit	Description

99.1	Press Release of MAP Pharmaceuticals, Inc., dated January 17, 2012